Exhibit 10.32

CONSENT TO SETTLEMENT OF CLAIM

The undersigned creditor of EpicEdge, Inc. (“Creditor”), for good and valuable consideration, does hereby absolutely and conditioned solely as described below agree to compromise, settle or otherwise resolve Creditor’s claim(s), debts, demands, actions, contracts, obligations, liabilities, damages of any type or nature, in existence as of February 1, 2001, and whether now known or not known, statutory, common law or otherwise against EpicEdge, Inc., along with all other creditors of EpicEdge, Inc. who similarly agree to compromise, settle or otherwise resolve their respective claims debts, demands, actions, contracts, obligations, liabilities, damages of any type or nature, in existence as of February 1, 2001, and whether now known or not known, statutory, common law or otherwise, including and without limitation Creditor’s claim, choosing one of the following Options:

                                       OPTION “A” Creditors with claims of $5,000 or less, or who are willing to reduce their claims to $5,000 will be paid in full upon receipt of sufficient consents of creditors.

                                       OPTION “B” Creditors with claims greater than $5,000 and who do not reduce their claims will be paid a total of 60% of their claims over a thirty month period; the initial payment will equal 18% of their approved claim upon receipt of sufficient consents of creditors, followed by quarterly payments of 4% of each creditor’s allowed claim beginning 180 days after the initial payment, with a final quarterly payment of 6%.  PLUS, If the Company can make payments totaling 30% of the allowed consenting creditor claims on or before December 31, 2001, such payment will satisfy the full amount of the amount due; If the Company can make payments totaling 50% of the allowed consenting creditor claims on or before December 31, 2002, such payment will satisfy the full amount of the amount due;

This Consent to Settlement of Claim is conditioned upon at least 95% of the dollar amount of the claims of unsecured creditors of EpicEdge, Inc., or some lesser percentage as EpicEdge, Inc. may so elect at its sole discretion, executing a similar Consent to Settlement of Claims and returning said Consent to Settlement of Claims on or before March 31, 2001 or such date thereafter as the Company elects.  In the event a sufficient number of Consents are not received, this Consent shall not be binding on the Creditor.

Creditor further represents that it has adequate information concerning the financial condition of EpicEdge, Inc. to make an informed decision regarding the settlement of its claim against EpicEdge, Inc. and that it has independently and without reliance on Development Specialists, Inc., and based on such information as the Creditor deemed appropriate, made its own analysis and decision to execute this Consent to Settlement of Claim; that it has not and will not assign its claim without the express written consent of EpicEdge, Inc.; that the signatory below has the authority to execute this Consent and perform thereunder.  Creditor hereby acknowledges, agrees and represents that Creditor has no claims arising from and act or omission by EpicEdge, Inc. or Development Specialists, Inc. with respect to this Consent.  To the extent that the Creditor now has, or in the future possesses any claim against Development Specialists, Inc. with regard to or relative to the Consent to Settlement of Claim, whether known or unknown, fixed or contingent, the same is irrevocably released in its entirety.

This Consent to Settlement of Claim supercedes all prior discussions and agreements, oral or written, between the Creditor, EpicEdge, Inc, and Development Specialists, Inc. with respect to the matters contained herein and constitutes the sole and entire agreement between the parties.  The terms of this Consent shall be binding upon, and inure to the benefit of the parties and their respective successors and assigns.  All representations and warranties made herein shall survive the execution and delivery of this Consent to Settlement of Claims.

This Consent to Settlement of Claims shall be governed by the laws of the State of Texas.  Any action arising under or related to this Consent may be brought in any State or Federal Court located in the State of Texas.  Creditor hereby consents to and confers personal jurisdiction over Creditor by such court or courts and agrees that service of process may be upon Creditor at the address set forth below, and in any action hereunder Creditors waives the right to demand trial by jury.

IN WITNESS WHEREOF, the undersigned Creditor has duly consented to this Consent to Settlement of Claims by its authorized representative this        day of                            , 2001.

Amount claimed by creditor:  $____________________________________________.
                                                                                      (fill in amount)

BY:	WITNESS:

CREDITOR	SIGNATURE OF WITNESS

AUTHORIZED SIGNATURE	PRINT NAME/TITLE

PRINT NAME/TITLE	TELEPHONE NO.

TELEPHONE NO.

Return form to:	DEVELOPMENT SPECIALISTS, INC.
333 SOUTH GRAND AVENUE, SUITE 2010
LOS ANGELES, CALIFORNIA 90071
FAX NUMBER: 213-617-2718